EXHIBIT 4.1

INCREMENTAL Amendment No. 1
INCREMENTAL AMENDMENT NO. 1 to Amended and RESTATED CREDIT AGREEMENT, dated as of January 29, 2018 (this “Incremental Amendment No. 1”), among CROWN AMERICAS LLC, a Pennsylvania limited liability company (“U.S. Borrower”), CROWN EUROPEAN HOLDINGS S.A., a corporation organized under the laws of France (“European Borrower”), each of the Subsidiary Borrowers party hereto, CROWN METAL PACKAGING CANADA LP, a limited partnership organized under the laws of the Province of Ontario, Canada (“Canadian Borrower”, and together with U.S. Borrower, European Borrower and the Subsidiary Borrowers party hereto, “Borrowers”), CROWN CORK & SEAL COMPANY, INC., a Pennsylvania corporation (“CCSC”), CROWN HOLDINGS, INC. a Pennsylvania corporation (“Crown Holdings”), and CROWN INTERNATIONAL HOLDINGS, INC., a Delaware corporation (“Crown International”, and together with CCSC and Crown Holdings, “Parent Guarantors”), each other Credit Party party hereto, DEUTSCHE BANK AG NEW YORK BRANCH, as administrative agent for certain Lenders (as defined in the Credit Agreement (as defined below)) (in such capacity, the “Administrative Agent”), DEUTSCHE BANK AG, LONDON BRANCH, as U.K. administrative agent for certain Lenders (in such capacity, “U.K. Administrative Agent”), DEUTSCHE BANK AG, CANADA BRANCH, as Canadian administrative agent for certain Lenders (in such capacity, “Canadian Administrative Agent”), the undersigned Additional Term A Lenders (as defined below), the undersigned Term Loan B Lenders (as defined below) and the Increase Revolving Lenders (as defined below), to that certain Amended and Restated Credit Agreement, dated as of April 7, 2017, as amended by that certain First Amendment to Amended and Restated Credit Agreement, dated as of December 28, 2017 (the “First Amendment”) (as further amended, supplemented, amended and restated or otherwise modified from time to time, the “Credit Agreement”). All capitalized terms used and not otherwise defined herein shall have the same meanings as set forth in the Credit Agreement.

RECITALS:
WHEREAS, (x) the U.S. Borrower has hereby notified the Administrative Agent that it is requesting Additional Term A Loans and Additional Term B Loans pursuant to Section 2.9(a) of the Credit Agreement and (y) the European Borrower has hereby notified the U.K. Administrative Agent that it is requesting Additional Term B Loans pursuant to Section 2.9(a) of the Credit Agreement;
WHEREAS, pursuant to Section 2.9 of the Credit Agreement, (i) the U.S. Borrower may establish an Additional Facility (the “Additional Term A Facility”, and the lenders thereunder, the “Additional Term A Lenders”) to provide Additional Term A Loans by, among other things, entering into one or more amendments pursuant to the terms and conditions of the Credit Agreement with each Additional Term A Lender agreeing to provide such Additional Term A Loans and (ii) (x) the U.S. Borrower may establish an Additional Facility (the “Dollar Term Loan B Facility”) to provide Additional Term B Loans (the “Dollar Term B Loans”) and (y) the European Borrower may establish an Additional Facility (the “Euro Term Loan B Facility”, and together with the Dollar Term Loan B Facility, the “Term Loan B Facilities”) to provide Additional Term B Loans (the “Euro Term B Loans”, and together with the Dollar Term B Loans, the “Term B Loans”) by, among other things, entering into one or more amendments pursuant to the terms and conditions of the Credit Agreement with each Lender agreeing to provide such Term B Loans (each such Lender and any assignees thereof, with respect to the Dollar Term B Loans, a “Dollar Term Loan B Lender” and, with respect to the Euro Term B Loans, a “Euro Term Loan B Lender”, and, collectively, the “Term Loan B Lenders”);

WHEREAS, the U.S. Borrower has requested the borrowing of $100,000,000 of Additional Term A Loans and $1,150,000,000 of Dollar Term B Loans and the European Borrower has requested the borrowing of €750,000,000 of Euro Term B Loans, together with cash on hand, borrowings under the revolving facility under the Credit Agreement and/or any other Permitted Signode Acquisition Debt, solely to (i) pay the consideration for the Signode Acquisition, (ii) refinance all of the existing indebtedness for borrowed money set forth on Schedule 3 hereto (the “Signode Refinancing”) of the business acquired pursuant to the Signode Acquisition Agreement (the “Acquired Business”) and (iii) pay costs and expenses related to the foregoing and the Permitted Signode Acquisition Debt (collectively, the “Signode Transactions”);
WHEREAS, pursuant to Section 2(h) of the First Amendment, the Credit Agreement was amended to permit (x) an increase in the Multicurrency Revolving Commitments (the “Multicurrency Revolving Commitments Increase”) and/or (y) an increase in the Dollar Revolving Commitments (the “Dollar Revolving Commitments Increase”, and together with the Multicurrency Revolving Commitments Increase, the “Revolving Commitments Increase”) in an aggregate principal amount of $250,000,000 (the Revolving Commitments Increase, together with the Additional Term A Facility and the Term Loan B Facilities, the “Additional Signode Facilities”);
WHEREAS, (x) the U.S. Borrower has notified the Administrative Agent that it is increasing the Dollar Revolving Commitments in an aggregate principal amount of $20,000,000, pursuant to the First Amendment, which shall be in the form of an increase to the Dollar Revolving Commitments outstanding under the Credit Agreement immediately prior to the effectiveness of this Incremental Amendment No. 1 (the “Existing Dollar Revolving Commitments”) and shall have the same terms as, and form a single class with, the Existing Dollar Revolving Commitments, subject to the terms and conditions set forth herein and (y) the European Borrower has notified the U.K. Administrative Agent that it is increasing the Multicurrency Revolving Commitments in an aggregate principal amount of $230,000,000, pursuant to the First Amendment, which shall be in the form of an increase to the Multicurrency Revolving Commitments outstanding under the Credit Agreement immediately prior to the effectiveness of this Incremental Amendment No. 1 (the “Existing Multicurrency Revolving Commitments”) and shall have the same terms as, and form a single class with, the Existing Multicurrency Revolving Commitments, subject to the terms and conditions set forth herein;
WHEREAS, the proceeds of the Revolving Commitments Increase will be used on or after the Incremental Amendment No. 1 Effective Date (as defined below) by Crown Holdings and each of its subsidiaries for working capital and other general corporate purposes;
WHEREAS, each Additional Term A Lender has agreed to make the full amount of Additional Term A Loans set forth opposite such Additional Term A Lender’s name in Schedule 1 hereto on the terms set forth herein;
WHEREAS, the initial Dollar Term Loan B Lender has agreed to make the full amount of Dollar Term B Loans on the terms set forth herein;
WHEREAS, the initial Euro Term Loan B Lender has agreed to make the full amount of Euro Term B Loans on the terms set forth herein;
WHEREAS, each Person identified on Schedule 2 hereto, as updated pursuant to Section 6(a)(i), (each, an “Increase Revolving Lender”, and collectively, the “Increase Revolving Lenders”) has agreed (on a several and not a joint basis), subject to the terms and conditions set forth herein and in the Credit Agreement, to provide a Revolving Commitments Increase in the amount set forth opposite such Increase Revolving Lender’s name on Schedule 2 hereto, as updated pursuant to Section 6(a)(i); and

WHEREAS, pursuant to Section 2.9(b) of the Credit Agreement and/or Section 2(h) of the First Amendment, as applicable, the Borrowers, the Additional Term A Lenders, the Term Loan B Lenders, the Increase Revolving Lenders and the Administrative Agent may amend the Credit Agreement and the other Loan Documents to reflect, among other things, changes necessary or appropriate to give effect to the Additional Signode Facilities and the Borrowers and the Administrative Agent, together with the Additional Term A Lenders, the Term Loan B Lenders and the Increase Revolving Lenders, desire to amend the Credit Agreement pursuant to Section 2.9(b) of the Credit Agreement and/or Section 2(h) of the First Amendment, as applicable, as set forth below in Section 4 hereof.
NOW, THEREFORE, in consideration of the premises and covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

SECTION 1.	Additional Term A Loans.

Subject to the terms and conditions set forth herein, each Additional Term A Lender (i) that is not a Lender immediately prior to the Incremental Amendment No. 1 Effective Date acknowledges and agrees that it shall be a “Term Loan A Lender” and a “Lender” under and for all purposes of the Credit Agreement and the other Loan Documents and shall be subject to and bound by the terms thereof and shall perform all the obligations of and shall have all rights of a Lender thereunder and (ii) agrees to make Additional Term A Loans to the U.S. Borrower in an aggregate amount not to exceed the amount set forth opposite such Additional Term A Lender’s name in Schedule 1 hereto. The Additional Term A Loans will be an increase in the Term A Loans outstanding immediately prior to the Incremental Amendment No. 1 Effective Date (the “Existing Term A Loans”).  The Additional Term A Loans shall have identical terms (including, without limitation, as to interest, maturity, premiums and repayments) as the Existing Term A Loans and will constitute “Term A Loans” for all purposes under the Credit Agreement and the other Loan Documents (including, without limitation, for purposes of the definition of “Scheduled Term Loan A Repayments”, and the Additional Term A Loans shall be deemed to have been incurred as of the Closing Date for purposes of such definition). The aggregate amount of the Additional Term A Loans made under this Incremental Amendment No. 1 shall be $100,000,000.

SECTION 2.	Term B Loans.
Subject to the terms and conditions set forth herein, the initial Dollar Term Loan B Lender agrees to make Dollar Term B Loans to the U.S. Borrower and the initial Euro Term Loan B Lender agrees to make Euro Term B Loans to the European Borrower, in each case, in an aggregate amount not to exceed the amount set forth opposite such Term Loan B Lender’s name in Schedule 1 hereto. Except as set forth in this Incremental Amendment No. 1, the Term B Loans shall have identical terms as the Term Loans outstanding immediately prior to the Incremental Amendment No. 1 Effective Date; and the Term B Loans shall otherwise be subject to the provisions, including any provisions restricting the rights, or regarding the obligations, of the Credit Parties or any provisions regarding the rights of the Term Lenders, of the Credit Agreement and the other Loan Documents and, other than with respect to Section 6.8 of the Credit Agreement, each reference to a “Term Loan” or “Term Loans” in the Credit Agreement shall be deemed to include the Term B Loans unless otherwise stated herein and other related terms will have correlative meanings, mutatis mutandis, and the Term Loan B Facilities shall each constitute a “Facility” for all purposes under the Credit Agreement.

SECTION 3.	Revolving Commitments Increase.

(a)The Borrowers and each Increase Revolving Lender hereby agree that, subject to the satisfaction of the conditions in Section 6 hereof, on the Incremental Amendment No. 1 Effective Date, the Revolving Commitments Increase of such Increase Revolving Lender shall become effective and the Multicurrency Revolving

Commitments and the Dollar Revolving Commitments, as applicable, shall be deemed increased by the amount of the Multicurrency Revolving Commitments Increase and Dollar Revolving Commitments Increase, as applicable, of such Increase Revolving Lenders in the amounts set forth on Schedule 2 hereto, as updated pursuant to Section 6(a)(i).  The Revolving Commitments Increase shall be “Revolving Commitments” for all purposes under the Credit Agreement and each of the other Loan Documents and shall be of the same class as, and shall have identical terms as, the Revolving Commitments outstanding under the Credit Agreement immediately prior to the Incremental Amendment No. 1 Effective Date.

(b)Each Increase Revolving Lender that is not a Lender or a Revolving Lender immediately prior to the Incremental Amendment No. 1 Effective Date acknowledges and agrees that upon the Incremental Amendment No. 1 Effective Date, such Increase Revolving Lender shall be a “Revolving Lender” and a “Lender” under, and for all purposes of, the Credit Agreement and the other Loan Documents, and shall be subject to and bound by the terms thereof, and shall perform all the obligations of and shall have all rights of a Lender thereunder.

(c)The reallocation of the Revolving Lenders’ Revolving Loans and participations held by Revolving Lenders in the LC Obligations and Swing Line Loans immediately prior to the increase contemplated by Section 2.9(c) of the Credit Agreement with respect to any increase in the Revolving Commitments shall occur on the Incremental Amendment No. 1 Effective Date, and on the Incremental Amendment No. 1 Effective Date the Borrowers shall prepay any Revolving Loans outstanding immediately prior to the increase to be financed with a concurrent borrowing of Revolving Loans from Revolving Lenders in accordance with their Revolver Pro Rata Share after giving effect to the Revolving Commitments Increase.

SECTION 4.Amendments.

Effective as of the Incremental Amendment No. 1 Effective Date, and subject to the terms and conditions set forth herein, the Credit Agreement is hereby amended as follows:
(a)The Preamble of the Credit Agreement is amended by adding (i) “, Euro Term Loan B Lenders” after “the Multicurrency Revolving Lenders” and (ii) “, Dollar Term Loan B Lenders” after “the Dollar Revolving Lenders”.

(b)Section 1.1 of the Credit Agreement is amended by adding in the appropriate alphabetical order the following new definitions:

“Dollar Term Loan B” or “Dollar Term B Loans” has the meaning set forth in Section 2.1(a)(iii).
“Dollar Term Loan B Commitment” means, with respect to any Lender, the principal amount set forth opposite such Lender’s name in the Register or in any Assignment and Assumption Agreement under the caption “Amount of Dollar Term Loan B Commitment,” which commitment as of the Incremental Amendment No. 1 Effective Date is the amount set forth opposite such Lender’s name on Schedule 1 to the Incremental Amendment No. 1 under the caption “Dollar Term Loan B Commitments” as the same may be adjusted from time to time pursuant to the terms hereof, and “Dollar Term Loan B Commitments” means such commitments collectively, which commitments equal $1,150,000,000 in the aggregate as of the Incremental Amendment No. 1 Effective Date.

“Dollar Term Loan B Facility” has the meaning set forth in Incremental Amendment No. 1.
“Dollar Term Loan B Lender” means any Lender which has a Dollar Term Loan B Commitment or is owed a Dollar Term Loan B (or a portion thereof).
“Dollar Term Loan B Maturity Date” means the date that is the seventh anniversary of the Incremental Amendment No. 1 Effective Date.
“Effective Yield” means, as to any Loans of any class, the effective yield on such Loans, taking into account the applicable interest rate margins, any interest rate floors or similar devices and all fees, including upfront or similar fees or original issue discount (amortized over the shorter of (x) the original stated life of such Loans and (y) the four years following the date of incurrence thereof) incurred by the Borrower and payable ratably to all Lenders making such Loans, but excluding any prepayment premium, arrangement fees, syndication fees, structuring fees, commitment fees, underwriting fees, placement fees, success fees, advisory fees, ticking and unused line fees, consent or amendment fees and any other fees payable in connection therewith (regardless of whether shared or paid, in whole or in part, with or to any or all Lenders making such Loans) and any other fees that are not paid ratably to all relevant Lenders; provided that if any increase in the Effective Yield applicable to any Loans of any class then outstanding is required due to the application of an interest rate floor, such increase shall be effected solely through an increase in such floor (or the implementation of a floor), as applicable.
“Euro Term Loan B” or “Euro Term B Loans” has the meaning set forth in Section 2.1(a)(iv).
“Euro Term Loan B Commitment” means, with respect to any Lender, the principal amount set forth opposite such Lender’s name in the Register or in any Assignment and Assumption Agreement under the caption “Amount of Euro Term Loan B Commitment,” which commitment as of the Incremental Amendment No. 1 Effective Date is the amount set forth opposite such Lender’s name on Schedule 1 to the Incremental Amendment No. 1 under the caption “Euro Term Loan B Commitments” as the same may be adjusted from time to time pursuant to the terms hereof, and “Euro Term Loan B Commitments” means such commitments collectively, which commitments equal €750,000,000 in the aggregate as of the Incremental Amendment No. 1 Effective Date.
“Euro Term Loan B Facility” has the meaning set forth in the Incremental Amendment No. 1.
“Euro Term Loan B Lender” means any Lender which has a Euro Term Loan B Commitment or is owed a Euro Term Loan B (or a portion thereof).
“Euro Term Loan B Maturity Date” means the date that is the seventh anniversary of the Incremental Amendment No. 1 Effective Date.
“Increase Revolving Lenders” has the meaning set forth in Incremental Amendment No. 1.
“Incremental Amendment No. 1” means the Incremental Amendment No. 1 to this Agreement, dated as of January 29, 2018, among the Borrowers, the Guarantors, the Administrative Agent, the U.K. Administrative Agent, the Canadian Administrative Agent, the Additional Term A Lenders (as defined therein), the initial Dollar Term Loan B Lender, the initial Euro Term Loan B Lender and the Increase Revolving Lenders.

“Incremental Amendment No. 1 Effective Date” has the meaning set forth in Incremental Amendment No. 1.
“Interest Coverage Ratio” means, for any period, the ratio of Consolidated EBITDA of Crown Holdings and its Subsidiaries to Consolidated Interest Expense of Crown Holdings and its Subsidiaries for such period.
“Scheduled Dollar Term Loan B Repayments” means, with respect to the principal payments on the Dollar Term B Loans, equal to (i) 0.25% of the aggregate principal amount of Dollar Term B Loans outstanding on the last day of each March, June, September and December, commencing the last day of the first full calendar quarter following the Incremental Amendment No. 1 Effective Date, as reduced from time to time pursuant to Sections 4.3 and 4.4 and (ii) the aggregate principal amount of all Dollar Term B Loans outstanding on the Dollar Term Loan B Maturity Date.
“Scheduled Euro Term Loan B Repayments” means, with respect to the principal payments on the Euro Term B Loans, equal to (i) 0.25% of the aggregate principal amount of Euro Term B Loans outstanding on the last day of each March, June, September and December, commencing the last day of the first full calendar quarter following the Incremental Amendment No. 1 Effective Date, as reduced from time to time pursuant to Sections 4.3 and 4.4 and (ii) the aggregate principal amount of all Euro Term B Loans outstanding on the Euro Term Loan B Maturity Date.
“Term B Loans” has the meaning set forth in Incremental Amendment No. 1.
“Term Loan B Facilities” has the meaning set forth in Incremental Amendment No. 1.
“Term Loan B Repricing Transaction” means the prepayment, refinancing, substitution or replacement of all or a portion of any Term Loan B Facility with the incurrence by Crown Holdings, U.S. Borrower, European Borrower or any Subsidiary Credit Party of any new or replacement tranche of term loans having an Effective Yield that is less than the Effective Yield of such Term Loan B Facility so repaid, refinanced, substituted or replaced (excluding any replacement term loans incurred in connection with a Change of Control or Transformative Acquisition), including without limitation, as may be effected through any amendment to this Agreement relating to the interest rate for, or weighted average yield of, such Term Loan B Facility.
“Transformative Acquisition” means any acquisition by any Credit Party that is either (a) not permitted by the terms of the Loan Documents immediately prior to the consummation of such acquisition or (b) if permitted by the terms of the Loan Documents immediately prior to the consummation of such acquisition, would not provide the Credit Parties with adequate flexibility under the Loan Documents for the continuation and/or expansion of their combined operations following such consummation, as determined by Crown Holdings acting in good faith.
(c)The definition of “Applicable Base Rate Margin” in Section 1.1 of the Credit Agreement is hereby amended by replacing the “and” before “(ii)” with “,” and adding the below immediately following clause (ii):

and, (iii) with respect to Dollar Term B Loans, 1.00%.
(d)The definition of “Applicable Eurocurrency Margin” in Section 1.1 of the Credit Agreement is hereby amended by replacing the “and” before “(ii)” with “,” and adding the below immediately following clause (ii):
, (iii) with respect to Dollar Term B Loans, 2.00% and (iv) with respect to the Euro Term B Loans, 2.375%.
(e)The definition of “Standard Financing Conditions” in Section 1.1 of the Credit Agreement is hereby amended by replacing the “and” before “(iii)” with “,” and adding the below immediately following clause (iii):

and (iv) so long as any Term B Loans remain outstanding, as of the date on which such Indebtedness is incurred or created and after giving effect to the incurrence of such Indebtedness on a Pro Forma Basis for the period of four Fiscal Quarters for which financial statements pursuant to Section 7.1 immediately preceding the date on which such Indebtedness is incurred or created, the Interest Coverage Ratio is not less than 2.00 to 1.00.
(f)Section 2.1(a) of the Credit Agreement is hereby amended by adding the below immediately following clause (ii):

(iii)    Dollar Term Loan B Facility. Each Dollar Term Loan B Lender, severally and for itself alone, hereby agrees, on the terms and subject to the terms and conditions set forth in the Incremental Amendment No. 1 to make a loan (each such loan, a “Dollar Term Loan B” and collectively, the “Dollar Term B Loans”) to U.S. Borrower on the Incremental Amendment No. 1 Effective Date in an aggregate principal amount equal to the Dollar Term Loan B Commitment of such Lender. The Dollar Term B Loans (i) shall be incurred by U.S. Borrower pursuant to a single drawing, (ii) shall be denominated in Dollars and (iii) shall not exceed for any Lender at the time of incurrence thereof on the Incremental Amendment No. 1 Effective Date that aggregate principal amount which equals the Dollar Term Loan B Commitment, if any, of such Lender at such time. Each Lender’s Dollar Term Loan B Commitment shall expire immediately and without further action on the Incremental Amendment No. 1 Effective Date, after giving effect to the Dollar Term B Loans made thereon. No amount of any Dollar Term Loan B which is repaid or prepaid by U.S. Borrower may be reborrowed hereunder.
(iv)    Euro Term Loan B Facility. Each Euro Term Loan B Lender, severally and for itself alone, hereby agrees, on the terms and subject to the terms and conditions set forth in the Incremental Amendment No. 1 to make a loan (each such loan, a “Euro Term Loan B” and collectively, the “Euro Term B Loans”) to European Borrower on the Incremental Amendment No. 1 Effective Date in an aggregate principal amount equal to the Euro Term Loan B Commitment of such Lender. The Euro Term B Loans (i) shall be incurred by European Borrower pursuant to a single drawing, (ii) shall be denominated in Euros and (iii) shall not exceed for any Lender at the time of incurrence thereof on the Incremental Amendment No. 1 Effective Date that aggregate principal amount which equals the Euro Term Loan B Commitment, if any, of such Lender at such time. Each Lender’s Euro Term Loan B Commitment shall expire immediately and without further action on the Incremental Amendment No. 1 Effective Date, after giving effect to the Euro Term B Loans made thereon. No amount of any Euro Term Loan B which is repaid or prepaid by European Borrower may be reborrowed hereunder.

(g)Section 2.9(a) of the Credit Agreement is hereby amended by adding the below immediately before the first proviso of the first sentence of Section 2.9(a):

provided, that (i) to the extent that the Effective Yield applicable to any Additional Term B Loans incurred within 18 months of the Incremental Amendment No. 1 Effective Date denominated in Euros exceeds the lowest Effective Yield applicable to any Euro Term B Loans then outstanding under this Agreement prior to giving effect to such Additional Term B Loans by more than 0.50% per annum, then the interest rate or margin applicable to any such Euro Term B Loans then outstanding under this Agreement prior to giving effect to such Additional Term B Loans shall be increased to the extent necessary so that the Effective Yield of such existing Euro Term B Loans is equal to the Effective Yield of such Additional Term B Loans, minus 0.50% per annum and (ii) to the extent that the Effective Yield applicable to any Additional Term B Loans incurred within 18 months of the Incremental Amendment No. 1 Effective Date denominated in Dollars exceeds the lowest Effective Yield applicable to any Dollar Term B Loans then outstanding under this Agreement prior to giving effect to such Additional Term B Loans by more than 0.50% per annum, then the interest rate or margin applicable to any such Dollar Term B Loans then outstanding under this Agreement prior to giving effect to such Additional Term B Loans shall be increased to the extent necessary so that the Effective Yield of such existing Dollar Term B Loans is equal to the Effective Yield of such Additional Term B Loans, minus 0.50% per annum;
(h)The lead in to Section 4.3 of the Credit Agreement is hereby amended by adding “, subject to the requirements of Section 4.3(f),” immediately before “in whole or in part from time to time”.

(i)Section 4.3 of the Credit Agreement is hereby amended by deleting the “and” after clause (d), replacing the “.” at the end of clause (e) with “; and” and adding the following as a new clause (f):

if, on or prior to the date that is six months after the Incremental Amendment No. 1 Effective Date, Crown Holdings, U.S. Borrower or European Borrower (x) prepays, refinances, substitutes or replaces any portion of either Term Loan B Facility in connection with a Term Loan B Repricing Transaction (including, for the avoidance of doubt, any prepayment made pursuant to Section 4.4 that constitutes a Term Loan B Repricing Transaction), or (y) effects any amendment of this Agreement or either Term Loan B Facility resulting in a Term Loan B Repricing Transaction, Crown Holdings, U.S. Borrower or European Borrower, as applicable, shall pay to the Administrative Agent or U.K. Administrative Agent, as applicable, for the ratable account of each of the applicable Term Loan B Lenders (including any Term Loan B Lender that refuses to consent to any amendment, amendment and restatement or other modification of this Agreement resulting in a Term Loan B Repricing Transaction and is replaced pursuant to Sections 3.7(b)(z) and 12.1(b) in connection with such Term Loan B Repricing Transaction), (I) in the case of clause (x), a prepayment premium of 1.00% of the aggregate principal amount of the portion of the Term Loan B Facility so prepaid, refinanced, substituted or replaced and (II) in the case of clause (y), a fee equal to 1.00% of the aggregate principal amount of the portion of the Term Loan B Facility outstanding immediately prior to such amendment. Notwithstanding the terms of the Credit Agreement or any other Loan Document to the contrary, no prepayment premium under this Section 4.3(f) shall be owed in connection with any payment made pursuant to Section 4.4(g).
(j)Section 4.4 of the Credit Agreement is hereby amended by adding the below as new clause (g):

If on the Incremental Amendment No. 1 Effective Date, any Persons, properties or assets intended to be acquired in the Signode Acquisition (in accordance with the terms of the Signode Acquisition Agreement as in effect on the Execution Date (as defined in Incremental Amendment No. 1)) shall not be acquired (the “Excluded Signode Assets”) and as a result the consideration paid on the Incremental Amendment No. 1 Effective Date for the Signode Acquisition shall have been reduced (the amount of such reduction, the “Retained Signode Acquisition Proceeds”), then to the extent all or any portion of the Excluded Signode Assets shall not have been acquired by Crown Holdings and/or one of its Subsidiaries on or prior to August 15, 2018 (the “Signode Acquisition Cutoff Date”), the Borrowers shall cause to be prepaid, on or prior to the date which is five (5) Business Days after the Signode Acquisition Cutoff Date, an aggregate principal amount of Term B Loans in an amount equal to the Retained Signode Acquisition Proceeds that have not have been applied to acquire Excluded Signode Assets after the Incremental Amendment No. 1 Effective Date and on or prior to the Signode Acquisition Cutoff Date.
(k)Section 4.5(a) of the Credit Agreement is hereby amended by adding the below as a new sentence at the end of such subsection:

Notwithstanding anything to the contrary contained in this Section 4.5(a), any prepayment of principal made by the Borrowers pursuant to Section 4.4(g) shall be applied (x) to the payment of the unpaid principal amount of the Term B Loans and (y) to the Dollar Term B Loans and the Euro Term B Loans as selected by the Borrowers (in each case, within each Term Loan B Facility ratably to the remaining Scheduled Term Repayments thereof in forward maturity).
(l)Section 6.8 of the Credit Agreement is hereby amended by adding the below as new clause (d):

Incremental Amendment No. 1 Proceeds. The proceeds of the Term B Loans on the Incremental Amendment No. 1 Effective Date shall be used by the U.S. Borrower and European Borrower to (i) pay the consideration for the Signode Acquisition, (ii) refinance all of the existing indebtedness for borrowed money of the business acquired pursuant to the Signode Acquisition Agreement and (iii) pay costs and expenses related to the foregoing. The Borrower shall use the proceeds of the Additional Term A Loans as set forth in the recitals to Incremental Amendment No. 1.
(m)Section 8.8(d) of the Credit Agreement is hereby amended and restated in its entirety as follows:

so long as (i) no Event of Default or Unmatured Event of Default has occurred and is continuing or would result therefrom and (ii) (x) so long as any Term B Loans remain outstanding, either (A) the Total Leverage Ratio is not greater than 5.00 to 1.00 or (B) if the Total Leverage Ratio is greater than 5.00 to 1.00, Restricted Payments made after the Incremental Amendment No. 1 Effective Date do not exceed $600,000,000 in the aggregate (provided that for purposes of determining compliance with this clause (x), in the event the proposed Restricted Payment meets the criteria of clause (A) or (B), the Borrower will be entitled to classify and later reclassify (based on circumstances existing on the date of such reclassification) such Restricted Payment (or portion thereof) among such clauses (A) and (B) in a manner that otherwise complies with this clause (x)) and (y) Crown Holdings and its Subsidiaries would be in compliance with Article IX, in each case of clause (ii), on a Pro Forma Basis for the period of four Fiscal Quarters ending with the most recently ended Fiscal Quarter of Crown Holdings for which financial statements have been delivered to the Administrative Agent pursuant to Section 7.1 both immediately before and immediately after giving effect to such Restricted Payment, Crown Holdings or any Subsidiary of Crown Holdings may make any Restricted Payment which would not result in a violation or a “Default” or “Event of Default” under any Public Debt Document (such terms or equivalent terms as defined in the applicable Public Debt Document) or any document governing any permitted refinancing thereof.

(n)Section 10.1(c) of the Credit Agreement is hereby amended by inserting the below at the end of the clause:

; provided that (x) a default in due performance and observance of the obligations under Article IX shall not constitute an Event of Default for purposes of the Term B Loans, and the Lenders under the Term Loan B Facilities will not be permitted to exercise any remedies with respect to an uncured Event of Default pursuant to Section 10.1(c) (as it relates to Article IX) until the date, if any, on which the loans under the Revolving Facilities, the Term Loan A Facility and the Term Euro Facility have been accelerated as a result of such breach and (y) a default in due performance and observance of the obligations in either clause (iv) of the definition of “Standard Financing Conditions” or Section 8.8(d)(ii)(x)) shall not constitute an Event of Default for purposes of the Revolving Loans, the Term A Loans and the Term Euro Loans, and the Lenders under the Revolving Facilities, the Term Loan A Facility and the Term Euro Facility will not be permitted to exercise any remedies with respect to an uncured Event of Default pursuant to Section 10.1(c) until the date, if any, on which the Term Loan B Facilities have been accelerated as a result of such breach.
(o)Section 12.1 is amended by adding the below as a new clause (h):

Notwithstanding the foregoing, amendments and waivers of Article IX (or any of financial definitions included in (and for purposes of) Article IX) will require only the consent of the Majority Lenders under the Revolving Facilities, the Term Loan A Facility and the Term Euro Facility and no other consents or approvals from any Lender shall be required.
(p)Section 12.1 is amended by adding the below as a new clause (i):

Notwithstanding the foregoing, amendments and waivers of clause (iv) of the definition of “Standard Financing Conditions” and Section 8.8(d)(ii)(x) will require only the consent of the Majority Lenders under the Term Loan B Facilities and no other consents or approvals from any Lender shall be required.
SECTION 5.Representations and Warranties. Each Credit Party represents and warrants to the Additional Term A Lenders, the Term Loan B Lenders and Increase Revolving Lenders as of the date hereof that:

(a)(i) Each Credit Party has the right and power and is duly authorized to execute this Incremental Amendment No. 1 and to perform and observe the provisions of this Incremental Amendment No. 1, (ii) this Incremental Amendment No. 1 has been duly executed and delivered by each Credit Party and is the legal, valid and binding obligation of such Credit Party, enforceable against such Credit Party in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting the enforceability of creditors’ rights generally and to general principles of equity, and (iii) the execution, delivery and performance by each Credit Party of this Incremental Amendment No. 1, does not and will not (A) contravene the terms of any of such Credit Party’s Organic Documents; (B) conflict with or result in any breach or contravention of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien (other than Liens permitted under Section 8.2 of the Credit Agreement) pursuant to, (1) any Contractual Obligation to which such Credit Party is a party or affecting such Credit Party or the properties of such Credit Party or any of its Subsidiaries or (2) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which the such Credit Party or its property is subject; or (C) violate any Law, except in each case referred to in clause (B)(1), (B)(2) or (C), to the extent that such contravention or violation could not reasonably be expected to have a Material Adverse Effect.

(b)Except to the extent the failure to obtain or make the same would not reasonably be expected to have a Material Adverse Effect, no order, consent, approval, license, authorization or validation of, or filing, recording or registration with (except for (x) those that have otherwise been obtained or made on or prior to the Incremental Amendment No. 1 Effective Date and which remain in full force and effect on the Incremental Amendment No. 1 Effective Date and (y) filings which are necessary to perfect the security interests created under the Security Documents), or exemption by, any governmental or public body or authority, or any subdivision thereof, is required to be obtained or made by, or on behalf of, any Credit Party to authorize, or is required to be obtained or made by, or on behalf of, any Credit Party in connection with, the execution, delivery and performance of this Incremental Amendment No. 1.

SECTION 6.Conditions to Effectiveness to the Incremental Amendment No. 1 and funding of the Additional Term A Loans, the Term B Loans and Revolving Commitments Increase.

(a)This Incremental Amendment No. 1 shall become effective on the date (such date, if any, the “Execution Date”) that the following conditions have been satisfied; provided that this Incremental Amendment No. 1 shall not become operative, the Additional Term A Lenders shall not be required to make Additional Term A Loans, the Term Loan B Lenders shall not be required to make Term B Loans pursuant to this Incremental Amendment No. 1 and the Revolving Commitments Increase shall not be operative until each of the conditions set forth in clause (b) below have been satisfied in accordance with their terms:

(i)Execution.  The Agents shall have received executed signature pages hereto from the Additional Term A Lenders, the initial Dollar Term Loan B Lender, the initial Euro Term Loan B Lender, the Increase Revolving Lenders (other than Mizuho Bank Europe N.V.), the U.S. Borrower, European Borrower and each other Credit Party party hereto; provided that if the Agents do not receive Mizuho Bank Europe N.V.’s executed signature page on or prior to the Incremental Amendment No. 1 Effective Date, then, effective as of the Incremental Amendment No. 1 Effective Date, Mizuho Bank Europe N.V.’s portion of the Revolving Commitments Increase may be, in whole or in part, (a) syndicated, allocated, assigned or otherwise designated to one or more Eligible Assignees reasonably acceptable to the Borrower and the Agents, and each such Eligible Assignee shall submit an executed signature page hereto and be deemed to be an “Increase Revolving Lender” under and for all purposes of this Amendment and shall be subject to and bound by the terms hereof and shall perform all the obligations of and shall have all rights of an Increase Revolving Lender hereunder and/or (b) at the Borrower’s election in its sole discretion, converted into a Dollar Revolving Commitments Increase, and Mizuho Bank Europe N.V. and/or one or more affiliates thereof shall submit executed signature pages hereto with respect to such Dollar Revolving Commitments Increase. Upon receipt of any such signature page, Schedule 2 hereto shall be updated to remove Mizuho Bank Europe N.V. and its portion of the Multicurrency Revolving Commitments Increase, and to reflect such Eligible Assignees and their respective portions of the Revolving Commitments Increase and/or Dollar Revolving Commitments Increase of Mizuho Bank Europe N.V. and/or one or more affiliates thereof, as applicable. Each Lender that submits an executed counterpart hereto acknowledges and agrees that in the absence of a change to the terms and conditions of this Amendment, in each case that is (x) materially adverse to the Lenders and (y) made after the submission of executed counterpart, such submission is irrevocable. For the avoidance of doubt, each Lender acknowledges and agrees that any change made to this Amendment pursuant to this paragraph shall not permit the revocation of such submission.

(b)This Incremental Amendment No. 1 shall become operative on, and the obligation of the Additional Term A Lenders to make Additional Term A Loans and the Term Loan B Lenders to make Term B Loans shall be subject to, and the Revolving Commitments Increase shall become operative on, the date (such date, if any, the “Incremental Amendment No. 1 Effective Date”) on which each of the following conditions have been satisfied (provided that if such conditions are not satisfied, waived or extended on or prior to the earlier of (x) August 15, 2018 and (y) the time at which the Signode Acquisition Agreement is terminated in accordance with its terms, this Incremental Amendment No. 1 shall terminate and no longer be in effect):

(i)Certain Documents. The Administrative Agent shall have received each of the following, each dated the Incremental Amendment No. 1 Effective Date unless otherwise indicated or agreed to by the Administrative Agent and each in form and substance reasonably satisfactory to the Administrative Agent:

(1)a certificate of the secretary or assistant secretary (or, if no secretary or assistant secretary exists, a Responsible Officer or, if customary in the applicable jurisdiction, any director) of each Credit Party substantially in the form of Exhibit 5.1(e)(ii) to the Credit Agreement with appropriate insertions, as to the incumbency and signature of the officers of each such Credit Party executing any Loan Document (in customary form and substance) and any certificate or other document or instrument to be delivered pursuant hereto or thereto by or on behalf of such Credit Party, together with evidence of the incumbency of such secretary or assistant secretary (or, if no secretary or assistant secretary exists, such Responsible Officer or director, as applicable), and certifying as true and correct, attached copies of the Certificate of Incorporation, Certificate of Amalgamation or other equivalent document (certified as of recent date by the Secretary of State or other comparable authority where customary in such jurisdiction) and By-Laws (or other Organic Documents of such Credit Party) and the resolutions of such Credit Party and, to the extent required, of the equity holders of such Credit Party, referred to in such certificate and all of the foregoing (including each such Certificate of Incorporation, Certificate of Amalgamation or other equivalent document and By-Laws (or other Organic Documents));

(2)A customary good standing certificate or certificate of status or comparable certificate of each Credit Party and the Acquired Business from the Secretary of State (or other governmental authority) of its state, territory or province of organization or such equivalent document issued by any foreign Governmental Authority if applicable in such foreign jurisdiction;

(3)A solvency certificate substantially in the form of Exhibit 5.1(e)(iv) to the Credit Agreement, and signed by the chief financial officer, chief accounting officer or other officer with equivalent duties of Crown Holdings confirming the solvency of Crown Holdings and its Subsidiaries, on a consolidated basis after giving effect to the Signode Transactions (in each case, in accordance with the terms of the Signode Acquisition Agreement as in effect on the Execution Date);

(4)A pro forma consolidated balance sheet and related pro forma consolidated statement of income of Crown Holdings as of and for the twelve-month period ending on the last day of the most recently completed four-fiscal quarter period for which financial statements have been delivered under clause (i) of the immediately following paragraph (5), prepared after giving effect to the Signode Transactions as if the Signode Transactions (in each case, in accordance with the terms of the Signode Acquisition Agreement as in effect on the Execution Date) had occurred as of such date (in the case of such balance sheet) or at the beginning of such period (in the case of such statement of income);

(5)(i) (a) to the extent the Incremental Amendment No. 1 Effective Date occurs on or after April 1, 2018, audited consolidated balance sheets of Crown Holdings and related statements of income, changes in equity and cash flows of Crown Holdings for the fiscal year ended December 31, 2017 and (b) unaudited consolidated balance sheets and related statements of income, changes in equity and cash flows of Crown Holdings for each subsequent fiscal quarter (other than the fourth fiscal quarter of Crown Holdings’s fiscal year) after the date of the most recent financial statements delivered pursuant to clause (a) above and ended at least 45 days before the Incremental Amendment No. 1 Effective Date; provided that filing of the required financial statements on form 10-K and form 10-Q by Crown Holdings will satisfy the foregoing requirements with respect to Crown Holdings and its subsidiaries and (ii) (a) audited consolidated balance sheets of the Acquired Business and related statements of income, changes in equity and cash flows of the Acquired Business for the three most recent fiscal years ended at least 90 days prior to the Incremental Amendment No. 1 Effective Date and (b) unaudited consolidated balance sheets and related statements of income, changes in equity and cash flows of the Acquired Business for each subsequent fiscal quarter (other than the fourth fiscal quarter of the Acquired Business’s fiscal year) after the date of the most recent financial statements delivered pursuant to clause (ii)(a) above and ended at least 45 days before the Incremental Amendment No. 1 Effective Date;

(6)(i) a favorable opinion of Dechert LLP in form and substance satisfactory to the Administrative Agent and (ii) favorable opinions of local counsel to the Credit Parties party hereto in form and substance satisfactory to the Administrative Agent; and

(7)a certificate executed by a Responsible Officer of the U.S. Borrower, certifying satisfaction of the conditions precedent set forth in Sections 6(b)(ii)(1), (iii), (vi) and (vii).

(ii)Representations and Warranties. (1) The Specified Representations shall be true and correct in all material respects (or true and correct in all material respects as of a specified date, if earlier) (other than to the extent qualified by materiality or “Material Adverse Effect”, in which case, such representations and warranties shall be true and correct) on and as of the Incremental Amendment No. 1 Effective Date. (2) The representations and warranties made by the Acquired Business with respect to the Acquired Business and its Subsidiaries in the Signode Acquisition Agreement that are material to the interests of the Lenders shall be true and correct in all material respects (or true and correct in all material respects as of a specified date, if earlier) (other than to the extent qualified by materiality or “Material Adverse Effect”, in which case, such representations and warranties shall be true and correct), but only to the extent that Crown Holdings has the right to terminate its obligations under the Signode Acquisition Agreement as a result of a breach of such representations and warranties.

(iii)No Default. No Event of Default pursuant to either Sections 10.1(a) or (i) of the Credit Agreement shall have occurred or be continuing.

(iv)Fees and Expenses Paid. All fees required to be paid on the Incremental Amendment No. 1 Effective Date pursuant to the Fee Letter, dated as of December 19, 2017, among Crown Holdings, the U.S. Borrower, the European Borrower and Citigroup Global Markets Inc., and reasonable out-of-pocket expenses required to be paid on the Incremental Amendment No. 1 Effective Date pursuant to the Commitment Letter, dated as of December 19, 2017, among Crown Holdings, the U.S. Borrower, the European Borrower and Citigroup Global Markets Inc., to the extent invoiced at least three (3) Business Days prior to the Incremental Amendment No. 1 Effective Date (except as otherwise reasonably agreed by the U.S. Borrower), to the Lead Arrangers, Additional Term A Lenders, Term Loan B Lenders or Increase Revolving Lenders, shall, upon the borrowing under the Additional Term A Facility and Term Loan B Facilities and effectiveness of the Revolving Commitments Increase, have been paid (which amounts may be offset against the proceeds of the Additional Term A Facility, Term Loan B Facilities or Revolving Loans, as applicable). The Term Loan B Lenders hereby confirm that no upfront fees will be (or are required to be) paid in connection with the Term Loan B Facilities.

(v)Signode Acquisition. Crown Holdings and/or one or more of its Subsidiaries shall have consummated, or substantially simultaneously with the borrowing under the Additional Term A Facility and the Term Loan B Facilities, shall consummate, the acquisition of a portion of the Acquired Business comprising no less than 80% of the net sales generated by the Acquired Business for the twelve months ended September 30, 2017.

(vi)No Material Adverse Effect. Since December 19, 2017 there has not occurred any Company Material Adverse Effect (as defined in the Signode Acquisition Agreement).

(vii)Signode Refinancing. The Signode Refinancing shall have been consummated or substantially concurrently with the initial borrowings under the Additional Term A Facility and Term Loan B Facilities, shall be consummated.

(viii)USA Patriot Act. Each of the Additional Term A Lenders, Term Loan B Lenders and Increase Revolving Lenders shall have received, at least five (5) Business Days prior to the Incremental Amendment No. 1 Effective Date (to the extent reasonably requested in writing by such Lenders on a timely basis at least ten (10) Business Days prior to the Incremental Amendment No. 1 Effective Date), all documentation and other information about the Borrowers and the Guarantors as such Lenders reasonably determine is required by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including, without limitation, the Patriot Act.

(ix)Notice of Borrowing. Prior to the making of the Additional Term A Loans and the Term B Loans on the Incremental Amendment No. 1 Effective Date, each applicable Agent shall have received a Notice of Borrowing meeting the requirements of Section 2.5 of the Credit Agreement.

(x)Ticking Fee. The Borrowers shall have paid (which amounts may be offset against the proceeds of the Term Loan B Facilities) to the applicable Agent for the account of each Lender with an allocated commitment under the applicable Term Loan B Facility a nonrefundable ticking fee (the “Ticking Fee”) accruing:

(1)    from the 46th calendar day following the Execution Date through and including the 75th calendar day following the Execution Date, in an amount for such Lender equal to 50% of the Applicable Eurocurrency Margin with respect to the Term B Loans, and
(2)    from the 76th calendar day following the Execution Date, in an amount for such Lender equal to the Applicable Eurocurrency Margin with respect to the Term B Loans, in each case, multiplied by the aggregate principal amount of the allocated commitments of such Lender under the Term Loan B Facilities and calculated on a daily basis for such period (in each case, computed on the basis of actual number of days elapsed over a 360-day year). Accrued amounts under the Ticking Fee shall be due and payable in cash on the earlier of (a) the Incremental Amendment No. 1 Effective Date and (b) the time at which the Signode Acquisition Agreement has been irrevocably terminated.
(xi)U.S. Guarantees. Each U.S. Material Subsidiary of Crown Holdings acquired in connection with the Signode Acquisition shall have (x) executed and delivered to Administrative Agent a counterpart of the U.S. Guarantee Agreement, (y) executed and delivered to the U.S. Collateral Agent a counterpart of the U.S. Security Agreement and the U.S. Pledge Agreement and (z) taken all such further actions and executed all such further documents and instruments (including actions, documents and certificates comparable to those described in Section 5.1(b) of the Credit Agreement) as may be necessary or, in the reasonable opinion of Administrative Agent, desirable to create in favor of U.S. Collateral Agent, for the benefit of the Secured Creditors, a valid and perfected first priority Lien on all of the property and assets (excluding, however, any Real Property) of such Subsidiary described in the applicable U.S. Security Documents.

SECTION 7.Post-Closing.
To the extent not satisfied on the Incremental Amendment No. 1 Effective Date and unless such requirement is waived or extended, in the reasonable discretion of the Administrative Agent, Crown Holdings shall, and shall cause:
(a)Within sixty (60) days (or within such longer period of time that the U.S. Collateral Agent may agree in its sole discretion) after the Incremental Amendment No. 1 Effective Date, each U.S. Material Subsidiary to take all necessary action, including the filing of appropriate financing statements under the provisions of the UCC, applicable domestic or local laws, rules or regulations in each of the offices where such filing is necessary or appropriate, or entering into or amending the U.S. Guarantee Agreement, the U.S. Security Agreement or the U.S. Pledge Agreement, to grant to U.S. Collateral Agent for its benefit and the benefit of the Secured Creditors a perfected Lien (having the priority set forth in the U.S. Security Agreement or the U.S. Pledge Agreement, as applicable) on the Additional U.S. Collateral acquired in connection with the Signode Acquisition pursuant to and to the full extent required by the U.S. Security Agreement or the U.S. Pledge Agreement and the Credit Agreement (without regard to time periods) (including, without limitation, to the extent requested by the U.S. Collateral Agent, satisfaction of the conditions set forth in subsections (b) and (d)(ii) of Section 5.1 of the Credit Agreement);

(b)Within sixty (60) days (or within such longer period of time that the Euro Collateral Agent may agree in its sole discretion) after the Incremental Amendment No. 1 Effective Date (or, if such Subsidiary is an Excluded Signode Asset, after the date such Subsidiary is acquired), each Non-U.S. Guarantee Subsidiary of Crown Holdings acquired in connection with the Signode Acquisition (collectively, the “Signode Non-US Guarantee Subsidiaries”) to execute and deliver to the Administrative Agent a counterpart of the Non-U.S. Guarantee Agreement (or as required by local law, such local law equivalent document);

(c)Within sixty (60) days (or within such longer period of time that the Euro Collateral Agent may agree in its sole discretion) after the Incremental Amendment No. 1 Effective Date (or, if such Subsidiary is an Excluded Signode Asset, after the date such Subsidiary is acquired), (x) each Signode Non-US Guarantee Subsidiary that is a Specified Foreign Credit Party to execute and deliver to the Euro Collateral Agent such documents and instruments and take such further actions (including actions, documents and instruments comparable to those referred to in Section 5.1(b)(v) of the Credit Agreement) as may be necessary or, in the reasonable opinion of the Administrative Agent, desirable to create in favor of the Euro Collateral Agent for the benefit of the applicable Secured Creditors, a valid and perfected first priority Lien (subject to Permitted Liens) on the property and assets (excluding, however, any Real Property) of such Non-U.S. Subsidiary that would have constituted Euro Collateral on the Original Closing Date under the applicable Euro Security Documents of other Non-U.S. Guarantee Subsidiaries organized in the same jurisdiction to the extent legally permissible and (y) each Signode Non-US Guarantee Subsidiary that is not a Specified Foreign Credit Party, create in favor of the Euro Collateral Agent for the benefit of the applicable Secured Creditors, a valid and perfected first priority Lien (subject to Permitted Liens) on all Capital Stock of its Subsidiaries, together with executed and undated stock powers and/or assignments in blank or other instruments of transfer customary in the applicable jurisdiction and customary local law pledge agreements.

(d)Within sixty (60) days (or within such longer period of time that the Euro Collateral Agent may agree in its sole discretion) after the Incremental Amendment No. 1 Effective Date (or, if such Subsidiary is an Excluded Signode Asset, after the date such Subsidiary is acquired), each appropriate Subsidiary to, to the extent legally permissible, take all necessary action, including the filing of appropriate financing statements, under the provisions of applicable laws, rules or regulations in each of the offices where such filing is necessary or appropriate, or entering into or amending any Euro Security Document, to grant to Euro Collateral Agent for its benefit and for the benefit of the Secured Creditors a perfected Lien on the Additional Euro Collateral acquired in connection with the Signode Acquisition pursuant to and to the full extent required by the Credit Agreement (without regard to time periods) (including, without limitation, to the extent requested by U.K. Administrative Agent, satisfaction of the conditions set forth in subsection (a)(iii)(E) of Section 5.1 of the Credit Agreement).

(e)Within ninety (90) days (or within such longer period of time that the Euro Collateral Agent may agree in its sole discretion) after the Incremental Amendment No. 1 Effective Date (or, if such Credit Party is an Excluded Signode Asset, after the date such Subsidiary is acquired), each Credit Party (excluding any Signode Non-US Guarantee Subsidiary) that is organized under the laws of a jurisdiction other than the United States of America or any state thereof or the District of Columbia, or, as applicable, such Credit Party’s shareholders, execute and deliver all documents (including customary local counsel opinions) and instruments (in proper form for filing, if applicable) and agreements as may be necessary or, in the reasonable opinion of the Euro Collateral Agent, desirable to reaffirm a valid and perfected first priority Lien on the Collateral to the full extent required by the Credit Agreement.

(f)The provisions of Sections 14.9 through 14.12 of the Credit Agreement are hereby incorporated herein by reference and shall apply to this Amendment mutatis mutandis as if fully set forth herein. In particular, and without limitation, the Non-U.S. Guarantees delivered by the Signode Non-U.S. Guarantee Subsidiaries shall not comprise any obligations or liabilities under the Credit Agreement (including those resulting from the Incremental Amendment No. 1) which, if guaranteed, would amount to unlawful financial assistance under the laws of their respective jurisdictions of organization.

SECTION 8.Extension of Loan. Subject to compliance with Section 6 above, (x) the Additional Term A Lenders shall make the Additional Term A Loans available to the applicable Borrower, (y) the Term Loan B Lenders shall make the Term B Loans available to the applicable Borrower, and (z) the Increase Revolving Lenders shall make the Revolving Commitments Increase available to the applicable Borrower, in each case, on the date specified therefor in the related Notice of Borrowing in accordance with instructions provided by the applicable Borrower to (and reasonably acceptable to) the applicable Agent.

SECTION 9.Expenses. The Borrowers agree to reimburse each Agent for its and the Lead Arrangers’ reasonable out-of-pocket expenses incurred by them in connection with this Incremental Amendment No. 1, including the reasonable fees, charges and disbursements of Cahill Gordon & Reindel llp, counsel for the Agents.

SECTION 10.Counterparts. This Incremental Amendment No. 1 may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all of which when taken together shall constitute a single instrument. Delivery of an executed counterpart of a signature page of this Incremental Amendment No. 1 by facsimile transmission or by email in Adobe “.pdf” format shall be effective as delivery of a manually executed counterpart hereof.

SECTION 11.Applicable Law. The validity, interpretation and enforcement of this Incremental Amendment No. 1 and any dispute arising out of the relationship between the parties hereto, whether in contract, tort, equity or otherwise, shall be governed by the internal laws of the State of New York but excluding any principles of conflicts of law or other rule of law that would cause the application of the law of any jurisdiction other than the laws of the State of New York.

SECTION 12.Headings. The headings of this Incremental Amendment No. 1 are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

SECTION 13.Effect of Incremental Amendment No. 1. Except as expressly set forth herein, this Incremental Amendment No. 1 shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other provision of the Credit Agreement or any other Financing Agreement, all of which are ratified and affirmed in all respects and shall continue in full force and effect. As of the Incremental Amendment No. 1 Effective Date, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein,” or words of like import, and each reference in the other Loan Documents to the Credit Agreement (including, without limitation, by means of words like “thereunder,” “thereof” and words of like import), shall mean and be a reference to the Credit Agreement as amended hereby, and this Incremental Amendment No. 1 and the Credit Agreement shall be read together and construed as a single instrument. This Incremental Amendment No. 1 shall constitute a Loan Document. This Incremental Amendment No. 1 shall not constitute a novation of the Credit Agreement or any other Loan Document.

SECTION 14.Acknowledgement and Affirmation. Each of the Borrowers and each Guarantor hereby (i) expressly acknowledges the terms of the Credit Agreement as amended hereby, (ii) ratifies and affirms after giving effect to this Incremental Amendment No. 1 its obligations under the Loan Documents (including guarantees and security agreements) executed by such Borrower and/or such Guarantor, (iii) after giving effect to this Incremental Amendment No. 1, acknowledges, renews and extends its continued liability under all such Loan Documents and agrees such Loan Documents remain in full force and effect, (iv) ratifies and affirms that after giving effect to this Incremental Amendment No. 1 the obligations secured by the Security Documents will include the Term B Loans under this Incremental Amendment No. 1, (v) agrees that all Collateral shall rank as continuing security for the payment and discharge of the Obligations under or in connection with the Credit Agreement as amended hereby or the Security Documents with effect from the date of its creation and (vi) agrees that all Security Documents and the Collateral constituted thereby shall continue in full force and effect in all respects and the Security Documents and this Incremental Amendment No. 1 shall be read and construed together.

SECTION 15. Roles. It is agreed that each of Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated (or any other registered broker-dealer wholly-owned by Bank of America Corporation to which all or substantially all of Bank of America Corporation’s or any of its subsidiaries’ investment banking, commercial lending services or related businesses may be transferred following the date of this Incremental Amendment No. 1), BNP Paribas Securities Corp., Banco Santander, S.A., Wells Fargo Securities, LLC, Mizuho Securities USA LLC, TD Securities (USA) LLC and The Bank of Nova Scotia will act as joint lead arrangers and joint bookrunners for the Term B Loans (collectively, the “Lead Arrangers”).

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Incremental Amendment No. 1 to be duly executed as of the date first above written.

CROWN AMERICAS LLC

By:	/s/ Kevin C. Clothier
Name: Kevin C. Clothier
Title: Vice President & Treasurer

CROWN EUROPEAN HOLDINGS S.A.

By:	/s/ Timothy J. Donahue
Name: : Timothy J. Donahue
Title: Administrateur & President Directeur Général

CROWN HOLDINGS, INC.

By:	/s/ Thomas A. Kelly
Name: Thomas A. Kelly
Title: Senior Vice President & Chief Financial Officer

CROWN INTERNATIONAL HOLDINGS, INC.

By:	/s/ Kevin C. Clothier
Name: Kevin C. Clothier
Title: Vice President & Treasurer

CROWN CORK & SEAL COMPANY, INC.

By:	/s/ Kevin C. Clothier
Name: Kevin C. Clothier
Title: Vice President & Treasurer

CROWN METAL PACKAGING CANADA LP
by its general partner, CROWN METAL PACKAGING CANADA INC.

By:	/s/ Kevin C. Clothier
Name: Kevin C. Clothier
Title: Vice President & Treasurer

CROWN BEVERAGE PACKAGING, LLC

By:	/s/ Kevin C. Clothier
Name: Kevin C. Clothier
Title: Assistant Treasurer

CROWN CONSULTANTS, INC.
CROWN CORK & SEAL COMPANY (DE), LLC
CROWN PACKAGING TECHNOLOGY, INC.
CROWN BEVERAGE PACKAGING PUERTO RICO, INC.
CROWN FINANCIAL CORPORATION
FOREIGN MANUFACTURERS FINANCE CORPORATION
CR USA, INC
CROWN AMERICAS CAPITAL CORP.
CROWN AMERICAS CAPITAL CORP. II
CROWN AMERICAS CAPITAL CORP. III
CROWN AMERICAS CAPITAL CORP. IV
CROWN AMERICAS CAPITAL CORP. V

By:	/s/ Kevin C. Clothier
Name: Kevin C. Clothier
Title: Vice President & Treasurer

CROWN CORK & SEAL USA, INC..

By:	/s/ Kevin C. Clothier
Name: Kevin C. Clothier
Title: Assistant Treasurer

889273 ONTARIO INC.
CROWN CANADIAN HOLDINGS ULC
CROWN METAL PACKAGING CANADA INC.
3079939 NOVA SCOTIA COMPANY/3079939
COMPAGNIE DE LA NOUVELLE ECOSSE

By:	/s/ Kevin C. Clothier
Name: Kevin C. Clothier
Title: Assistant Treasurer

CARNAUDMETALBOX OVERSEAS LTD.

By:	/s/ Paul Browett
Name: Paul Browett
Title: Director

CROWN AEROSOLS UK LTD.

By:	/s/ Paul Browett
Name: Paul Browett
Title: Director

CARNAUDMETALBOX ENGINEERING LIMITED

By:	/s/ Paul Browett
Name: Paul Browett
Title: Director

CROWN SPECIALITY PACKAGING UK LIMITD

By:	/s/ Paul Browett
Name: Paul Browett
Title: Director

CARNAUDMETALBOX GROUP UK LTD.

By:	/s/ Paul Browett
Name: Paul Browett
Title: Director

CROWN UK HOLDINGS LIMITED

By:	/s/ John Beardsley
Name: John Beardsley
Title: Director

CROWN PACKAGING DISTRIBUTION UK LIMITED

By:	/s/ Aidan Ruddock
Name: Aidan Ruddock
Title: Director

CROWN PACKAGING MANUFACTURING UK LIMITED

By:	/s/ Paul Browett
Name: Paul Browett
Title: Director

CROWN CORK & SEAL DEUTSCHELAND HOLDINGS GMBH

By:	/s/ Rolf Willke
Name: Rolf Willke
Title: Managing Director

By:	/s/ Martin Kleiner
Name: Martin Kleiner
Title: Prokurist

CROWN COMMERCIAL VERMÕGENSVERWALTUNG GMBH

By:	/s/ Rolf Willke
Name: Rolf Willke
Title: Managing Director

CROWN FOODCAN GERMANY GMBH

By:	/s/ Martin Kleiner
Name: Martin Kleiner
Title: Prokurist

By:	/s/ Jutta Liesche
Name: Jutta Liesche
Title: Prokurist

CROWN FOODDCAN GMBH

By:	/s/ Martin Kleiner
Name: Martin Kleiner
Title: Prokurist

By:	/s/ Jutta Liesche
Name: Jutta Liesche
Title: Prokurist

CROWN COMMERCIAL GERMANY GMBH & CO. KG
by CROWN CORK & SEAL DEUTSCHLAND HOLDINGS GMBH,
its General Partner

By:	/s/ Rolf Willke
Name: Rolf Willke
Title: Managing Director

By:	/s/ Martin Kleiner
Name: Martin Kleiner
Title: Prokurist

CROWN ENVASES MEXICO, S.A. DE C.V.

By:	/s/ Kevin C. Clothier
Name: Kevin C. Clothier
Title: Vice President & Treasurer

CROWN MEXICAN HOLDINGS S. DE R.L. DE C.V.

By:	/s/ Kevin C. Clothier
Name: Kevin C. Clothier
Title: Vice President & Treasurer

CROWN FAMOSA, S.A. DE C.V.

By:	/s/ Kevin C. Clothier
Name: Kevin C. Clothier
Title: Vice President & Treasurer

FÁBRICAS MONTERREY, S.A. DE C.V.

By:	/s/ Kevin C. Clothier
Name: Kevin C. Clothier
Title: Vice President & Treasurer

CIERRES HERMÉTICOS, S.A. DE C.V.

By:	/s/ Kevin C. Clothier
Name: Kevin C. Clothier
Title: Vice President & Treasurer

PROLATAMEX, S.A. DE C.V.

By:	/s/ Kevin C. Clothier
Name: Kevin C. Clothier
Title: Vice President & Treasurer

SILICES DE VERACRUZ, S.A. DE C.V.

By:	/s/ Kevin C. Clothier
Name: Kevin C. Clothier
Title: Vice President & Treasurer

GLASS & SILICE, S.A. DE C.V.

By:	/s/ Kevin C. Clothier
Name: Kevin C. Clothier
Title: Vice President & Treasurer

SILICES DEL ISTMO, S.A. DE C.V.

By:	/s/ Kevin C. Clothier
Name: Kevin C. Clothier
Title: Vice President & Treasurer

SOCIETE DE PARTICIPATIONS CARNAUDMETALBOX

By:	/s/ Paul Browett
Name: Paul Browett
Title: Président

CROWN BEVCAN FRANCE SAS

By:	/s/ Paul Browett
Name: Paul Browett
Title: Directeur Général

CROWN EMBALLAGE FRANCE SAS

By:	/s/ Paul Browett
Name: Paul Browett
Title: Directeur Général

CROWN DÉVELOPPMENT

By:	/s/ Paul Browett
Name: Paul Browett
Title: Président

CROWN VERPAKKING NEDERLAND B.V.

By:	/s/ John Beardsley
Name: John Beardsley
Title: President

FAMOSA B.V.

By:	/s/ Paul Browett
Name: Paul Browett
Title: President

SIVESA B.V.

By:	/s/ Paul Browett
Name: Paul Browett
Title: President

SISA MEXICO B.V.

By:	/s/ Paul Browett
Name: Paul Browett
Title: President

CROWN FOOD ESPAÑA, S.A.U.

By:	/s/ Laurent Watteaux
Name: Laurent Watteaux
Title: Sole Director

CROWN PACKAGING LUX III S.A.R.L.

By:	/s/ John Beardsley
Name: : John Beardsley
Title: Manager A

CROWN PACKAGING EUROPEAN HOLDINGS GMBH

By:	/s/ John Beardsley
Name: : John Beardsley
Title: Geschaftsfuhrer (Managing Officer) & Chairman

CROWN PACKAGING EUROPEAN DIVISION GMBH

By:	/s/ John Beardsley
Name: : John Beardsley
Title: Geschaftsfuhrer (Managing Officer)

ADULARIA INVERSIONES 2010, S.L. UNIPERSONAL

By:	/s/ Laurent Watteaux
Name: Laurent Watteaux
Title: Sole Director

DEUTSCHE BANK NEW YORK BRANCH, as Administrative Agent

By:	/s/ Dusan Lazarov
Name: Dusan Lazarov
Title: Director

By:	/s/ Anca Trifan
Name: Anca Trifan
Title: Managing Director

DEUTSCHE BANK LONDON BRANCH, as U.K. Administrative Agent

By:	/s/ Dusan Lazarov
Name: Dusan Lazarov
Title: Director

By:	/s/ Anca Trifan
Name: Anca Trifan
Title: Managing Director

DEUTSCHE BANK AG, CANADA BRANCH,
as Canadian Administrative Agent

By:	/s/ Dan Sooley
Name: Dan Sooley
Title: Chief Country Officer

By:	/s/ David Gynn
Name: David Gynn
Title: Chief Financial Officer

PEOPLE'S UNITED BANK
as Additional Term A Lender

By:	/s/ Jennie D. McElhone
Name: Jennie D. McElhone
Title: Vice President

KBC BANK N.V., NEW YORK BRANCH,
as Additional Term A Lender

By:	/s/ Jana Sevcikova
Name: Jana Sevcikova
Title: Director - Corporate Banking Central European Desk

if a second signature line is required:

By:	/s/ Susan M. Silver
Name: Susan M. Silver
Title: Managing Director

CRÉDIT INDUSTRIEL ET COMMERCE, NEW YORK BRANCH,
as Additional Term A Lender

By:	/s/ Clifford Abramsky
Name: Clifford Abramsky
Title: Managing Director

if a second signature line is required:

By:	/s/ Marcus Edward
Name: Marcus Edward
Title: Managing Director

CITIZENS BANK OF PENNSYLVANIA,
as Additional Term A Lender

By:	/s/ Pamela Hanson
Name: Pamela Hanson
Title: Senior Vice President

TD BANK, N.A.,
as Additional Term A Lender

By:	/s/ Michelle Dragonetti
Name: Michelle Dragonetti
Title: Senior Vice President

SUMITOMO MITSUI BANKING CORPORATION,
as Additional Term A Lender

By:	/s/ James D. Weinstein
Name: James D. Weinstein
Title: Managing Director

COMPASS BANK,
as Additional Term A Lender

By:	/s/ Daniel Feldman
Name: Daniel Feldman
Title: Vice President

COÕPERATIVE RABOBANK U.A., NEW YORK BRANCH
as Additional Term A Lender

By:	/s/ Michael LaHaie
Name: Michael LaHaie
Title: Executive Director

if a second signature line is required:

By:	/s/ David Vernon
Name: David Vernon
Title: Vice President

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.
as Additional Term A Lender

By:	/s/ Belinda Tucker
Name: Belinda Tucker
Title: Managing Director

GOLDMAN SACHS USA,
as Additional Term A Lender

By:	/s/ Ryan Durkin
Name: Ryan Durkin
Title: Authorized Signatory

CAPITAL ONE, NATIONAL ASSOCIATION
as Additional Term A Lender

By:	/s/ Patrick McCarthy
Name: Patrick McCarthy
Title: Senior Vice President

FIFTH THIRD BANK,
as Additional Term A Lender

By:	/s/ Jonathan James
Name: Jonathan James
Title: Managing Director

CITIBANK, N.A.
as Dollar Term B Lender

By:	/s/ Scott Slavik
Name: Scott Slavik
Title: Director

CITIBANK, N.A.
as Euro Term B Lender

By:	/s/ Scott Slavik
Name: Scott Slavik
Title: Director

CITIBANK, N.A.
as Increase Revolving Lender

By:	/s/ Scott Slavik
Name: Scott Slavik
Title: Director

DEUTSCH BANK AG, LONDON BRANCH,
as Increase Revolving Lender

By:	/s/ Marcus Tarkington
Name: Marcus Tarkington
Title: Director

if a second signature is required:

By:	/s/ Anca Trifan
Name: Anca Trifan
Title: Managing Director

BANK OF AMERICA MERRILL LYNCH INTERNATIONAL
LIMITED, as Increase Revolving Lender

By:	/s/ Christopher Coney
Name: Christopher Coney
Title: Vice President

BNP PARIBAS,
Increase Revolving Lender

By:	/s/ Brendan Heneghan
Name: Brendan Heneghan
Title: Vice President

By:	/s/ Ade Adedeji
Name: Ade Adedeji
Title: Vice President

BANCO SANTANDER, S.A.
Increase Revolving Lender

By:	/s/ Isabel Pastor
Name: Isabel Pastor
Title: Vice President

By:	/s/ Paloma Garcia Castro
Name: Paloma Garcia Castro
Title: Vice President

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Increase Revolving Lender

By:	/s/ Andrew G. Payne
Name: Andrew G. Payne
Title: Director

TD BANK, N.A.,
as Increase Revolving Lender

By:	/s/ Michelle Dragonetti
Name: Michelle Dragonetti
Title: Senior Vice President

SCOTIABANK (IRELAND) DESIGNATED ACTIVITY COMPANY,
as Increase Revolving Lender

By:	/s/ Sue Foster
Name: Sue Foster
Title: CEO

if a second signature is required:

By:	/s/ Mary Theresa Mulvaney
Name: Mary Theresa Mulvaney
Title: Associate Director

CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK,
as Increase Revolving Lender

By:	/s/ Gordon Yip
Name: Gordon Yip
Title: Director

if a second signature is required:

By:	/s/ Dan Fahey
Name: Dan Fahey
Title: Vice President Credit Agricole CIB

HSBC BANK PLC,
as Increase Revolving Lender

By:	/s/ Renato Santos
Name: Renato Santos
Title: Associate Director

ING (IRELAND) DAC,
as Increase Revolving Lender

By:	/s/ Sean Hassett
Name: Sean Hassett
Title: Director

if a second signature is required:

By:	/s/ Shaun Hawley
Name: Shaun Hawley
Title: Director

PNC BANK N.A.,
as Increase Revolving Lender

By:	/s/ Thomas A. Haggerty
Name: Thomas A. Haggerty
Title: SVP

UNICREDIT BANK AG,
as Increase Revolving Lender

By:	/s/ Richard Soltanmoradi
Name: Richard Soltanmoradi
Title: Managing Director

if a second signature is required:

By:	/s/ Dr. Peter Stopfer
Name: Dr. Peter Stopfer
Title: Managing Director / SVP

SUMITOMO MITSUI BANKING CORPORATION
as Increase Revolving Lender

By:	/s/ Katsuyuki Kubo
Name: Katsuyuki Kubo
Title: Managing Director

COMPASS BANK,
as Increase Revolving Lender

By:	/s/ Daniel Feldman
Name: Daniel Feldman
Title: Vice President

COOPERATIVE RABOBANK U.A., NEW YORK BRANCH,
as Increase Revolving Lender

By:	/s/ Michael LaHaie
Name: Michael LaHaie
Title: Executive Director

if a second signature is required:

By:	/s/ David Vernon
Name: David Vernon
Title: Vice President

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.,
as Increase Revolving Lender

By:	/s/ Belinda Tucker
Name: Belinda Tucker
Title: Managing Director

Schedule 1

Additional Term Loan A Commitments and Term Loan B Commitments

Additional Term Loan A Commitments

Additional Term A Lender	Amount of Additional Term Loan A Commitment
Goldman Sachs Bank USA	$30,000,000
Capital One, National Association	$12,500,000
Fifth Third Bank	$12,500,000
KBC Bank N.V., New York Branch	$12,500,000
Citizens Bank of Pennsylvania	$7,500,000
TD Bank, N.A.	$7,500,000
Peoples United Bank, National Association	$5,000,000
Compass Bank d/b/a BBVA Compass	$2,500,000
Coöperatieve Rabobank U.A., New York Branch	$2,500,000
Crédit Industriel et Commercial, New York Branch	$2,500,000
Sumitomo Mitsui Banking Corporation	$2,500,000
The Bank of Tokyo-Mitsubishi UFJ, Ltd.	$2,500,000
Total:	$100,000,000

Dollar Term Loan B Commitments

Dollar Term Loan B Lender	Amount of Dollar Term Loan B Commitment
Citibank, N.A.	$1,150,000,000
Total:	$1,150,000,000

Euro Term Loan B Commitments

Euro Term Loan B Lender	Amount of Euro Term Loan B Commitment
Citibank, N.A.	€750,000,000
Total:	€750,000,000

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Schedule 2

Increase Revolving Lenders

Multicurrency Revolving Commitments

Lender	Amount of Multicurrency Revolving Commitment Increase
Citibank, N.A.	$25,000,000
Deutsche Bank AG, London Branch	$25,000,000
Banco Santander, S.A.	$18,000,000
Bank of America Merrill Lynch International Limited	$18,000,000
BNP Paribas	$18,000,000
Mizuho Bank Europe N.V.	$18,000,000
Wells Fargo Bank, National Association	$18,000,000
Compass Bank	$10,000,000
Cooperatieve Rabobank U.A., New York Branch	$10,000,000
Credit Agricole Corporate and Investment Bank	$10,000,000
HSBC Bank Plc	$10,000,000
ING (Ireland) DAC	$10,000,000
TD Bank, N.A.	$10,000,000
Scotiabank (Ireland) Designated Activity Company	$10,000,000
The Bank of Tokyo-Mitsubishi UFJ, Ltd.	$10,000,000
UniCredit Bank AG	$10,000,000
Total:	$230,000,000

Dollar Revolving Commitments

Lender	Amount of Dollar Revolving Commitment Increase
PNC Bank, National Association	$10,000,000
Sumitomo Mitsui Banking Corporation	$10,000,000
Total:	$20,000,000

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Schedule 3

Signode Refinancing

6.375% senior notes due 2022 issued pursuant to that certain Indenture, dated April 29, 2014, by and among Signode Industrial Group US Inc., Signode Industrial Group Lux S.A. and Wilmington Trust, National Association.

Credit Agreement, dated May 1, 2014, by and among Signode Industrial Group Lux S.A., Signode Industrial Group US Inc., Signode Industrial Group Holdings Lux S.A R.L, Signode Industrial Group Holdings US Inc., JPMorgan Chase Bank, N.A., J.P. Morgan Securities LLC, Goldman Sachs Bank USA, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Barclays Bank PLC, Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, Bank of America, N.A., Citibank, N.A., Credit Suisse AG, Sumitomo Mitsui Banking Corporation and ING Capital LLC.

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